Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On October 1, 2007, the Company completed the acquisition of all of the outstanding capital stock of Leon Medical Centers Health Plans, Inc. (“LMC Health Plans”) pursuant to the terms of the Stock Purchase Agreement, dated as of August 9, 2007 (the “Stock Purchase Agreement”), by and among the Company, NewQuest, LMC Health Plans, and the stockholders of LMC Health Plans. LMC Health Plans is a Miami, Florida-based Medicare Advantage HMO with approximately 26,000 members. Pursuant to the Stock Purchase Agreement, NewQuest acquired LMC Health Plans for $355.0 million in cash and 2,666,667 shares of the Company’s common stock, $.01 par value per share, which share consideration has been deposited in escrow and will be released to the sellers if Leon Medical Centers, Inc. (“LMC”) completes the construction of two additional medical centers in accordance with the timeframes set forth in the purchase agreement.
     The Company’s available cash on hand together with borrowings of $300 million in term loans under a new $400.0 million, five-year credit agreement, entered into on October 1, 2007, were used to fund the Acquisition as well as transaction expenses related thereto.
     The unaudited pro forma condensed combined financial statements give effect to the acquisition of LMC Health Plans by the Company as if the acquisition had occurred on January 1, 2006 and January 1, 2007 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively. The unaudited pro forma condensed combined financial statements give effect to the acquisition of LMC Health Plans by the Company as if the acquisition had occurred on June 30, 2007 for purposes of the unaudited pro forma condensed combined balance sheet as of June 30, 2007.
     The Company will account for the Acquisition using the purchase method of accounting. As such, the Company will record the assets (including identifiable intangible assets) and liabilities of LMC Health Plans at their estimated fair value as of the completion of the acquisition. The difference between the purchase price and the estimated fair value of LMC Health Plans net assets and liabilities will result in goodwill. The 2,666,667 shares of contingent consideration deposited into escrow as part of the acquisition consideration (discussed above) are not included in the purchase price shown in the unaudited pro forma balance sheet as such shares will not be recorded as additional purchase price unless and until such time that the Company concludes that it is determinable beyond a reasonable doubt that the share release conditions will be met.
     Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the Company’s fair value assessment may differ materially from the information presented in this unaudited pro forma condensed combined financial information. The impact of any integration activities incurred by the Company in post-acquisition periods could also cause material differences from the information presented below.
     The unaudited pro forma information should be read in conjunction with the historical consolidated financial statements of the Company which have been previously filed with the Securities and Exchange Commission and the historical financial statements of LMC Health Plans included in the Current Report on Form 8-K/A of which the statements are a part.
     This information is for illustrative purposes only. The Company and LMC Health Plans would likely have performed differently had they actually been combined as of the dates presented. You should not rely on this information as being indicative of future consolidated results after the acquisition.

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007
(in thousands)

		LMC
	HealthSpring	Health Plans	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$540,359	$88,857	$(68,620	)(1)	$560,596
Accounts receivable, net of allowance for doubtful accounts	44,559	6,294	—		50,853
Investment securities available for sale	6,769	—	—		6,769
Current portion of investment securities held to maturity	10,359	—	—		10,359
Deferred income tax asset	3,448	85	—		3,533
Prepaid expenses and other assets	7,172	942	—		8,114

Total current assets	612,666	96,178	(68,620)		640,224
Investment securities held to maturity, less current portion	25,166	—	—		25,166
Property and equipment, net	13,689	2,026	—		15,715
Goodwill	341,469	—	233,257	(2)	574,726
Intangible assets, net	73,156	—	169,300	(3)	242,456
Other	6,125	—	10,600	(4)
	—	—	(702	)(9)	16,023
Restricted investments	8,066	378	—		8,444

Total assets	$1,080,337	$98,582	$343,835		$1,522,754

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical claims liability	$129,470	$20,186	$—		$149,656
Current portion of long term debt	—	—	15,000	(5)	15,000
Accounts payable, accrued expenses and other	16,399	1,231	(2,140	)(8)	15,490
Deferred revenue	114,887	33,945	—		148,832
Funds held for the benefit of members	139,323	3,781	—		143,104
Risk corridor payable to CMS	33,111	5,074	—		38,185
Current income taxes payable	—	13,232	2,140	(8)	15,101
	—	—	(271	)(9)

Total current liabilities	433,190	77,449	14,729		525,368
Long-term debt, less current portion	—	—	285,000	(5)	285,000
Deferred tax liability	25,669	322	65,307	(6)	91,298
Other long-term liabilities	3,212	41	—		3,253

Total liabilities	462,071	77,812	365,036		904,919

Stockholders’ Equity:
Common stock	576	—	—		576
Additional paid in capital	490,102	9,008	(9,008	)(7)	490,102
Retained earnings	127,651	11,762	(11,762	)(7)
	—	—	(431	)(9)	127,220
Treasury stock	(63)	—	—		(63)

Total stockholders’ equity	618,266	20,770	(21,201)		617,835

Total liabilities and stockholders’ equity	$1,080,337	$98,582	$343,835		$1,522,754

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
Six Months Ended June 30, 2007
(in thousands, except share data)

		LMC
	HealthSpring	Health Plans	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma
Revenue:
Premium:
Medicare	$691,308	$159,990	$—		$851,298
Commercial	25,349	—	—		25,349

Total premium revenue	716,657	159,990	—		876,647
Management and fee revenue	12,085	—	—		12,085
Investment income	11,207	1,487	(1,715	)(10)	10,979

Total revenue	739,949	161,477	(1,715)		899,711

Operating Expenses:
Medical Expense:
Medicare expense	558,875	130,098	—		688,973
Commercial expense	20,597	—	—		20,597

Total medical expenses	579,472	130,098	—		709,570
Selling, general and administrative	91,152	9,285	—		100,437
Depreciation and amortization	5,836	336	6,000	(3)	12,172
Impairment of intangible assets	4,536	—	—		4,536
Interest expense	232	15	12,793	(11)	13,040

Total operating expenses	681,228	139,734	18,793		839,755

Income before equity in earnings of unconsolidated affiliate, and income taxes	58,721	21,743	(20,508)		59,956
Equity in earnings of unconsolidated affiliate	118	—	—		118

Income before income taxes	58,839	21,743	(20,508)		60,074
Income taxes	(20,946)	(8,182)	7,911	(12)	(21,217)

Net income	$37,893	$13,561	$(12,597)		$38,857

Net Income per common share:
Basic	$0.66				$0.68

Diluted	$0.66				$0.68

Weighted average common shares outstanding:
Basic	57,237,611				57,237,611	(13)

Diluted	57,341,519				57,341,519	(13)

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
Year ended December 31, 2006
(in thousands, except share data)

		LMC
		Health	Pro
	HealthSpring	Plans	Forma		Pro
	Historical	Historical	Adjustments		Forma
Revenue:
Premium:
Medicare	$1,149,844	$269,247	$—		$1,419,091
Commercial	120,504	—	—		120,504

Total premium revenue	1,270,348	269,247	—		1,539,595
Management and fee revenue	26,688	—	—		26,688
Investment income	11,920	2,425	(3,430	)(10)	10,915

Total revenue	1,308,956	271,672	(3,430)		1,577,198

Operating Expenses:
Medical Expense:
Medicare expense	900,358	234,021	—		1,134,379
Commercial expense	108,168	—	—		108,168

Total medical expenses	1,008,526	234,021	—		1,242,547
Selling, general and administrative	156,940	18,739	—		175,679
Depreciation and amortization	10,154	629	12,000	(3)	22,783
Interest expense	8,695	124	25,585	(11)	34,404

Total operating expenses	1,184,315	253,513	37,585		1,475,413

Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	124,641	18,159	(41,015)		101,785
Equity in earnings of unconsolidated affiliate	309	—	—		309

Income before minority interest and income taxes	124,950	18,159	(41,015)		102,094
Minority interest	(303)	—	—		(303)

Income before income taxes	124,647	18,159	(41,015)		101,791
Income taxes	(43,811)	(6,833)	15,822	(12)	(34,822)

Net income	80,836	11,326	(25,193)		66,969
Preferred dividends	(2,021)	—	—		(2,021)

Net income available to common stockholders and members	$78,815	$11,326	$(25,193)		$64,948

Net Income per common share:
Basic	$1.44				$1.19

Diluted	$1.44				$1.19

Weighted average common shares outstanding:
Basic	54,617,744				54,617,744	(13)

Diluted	54,720,373				54,720,373	(13)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1)	Pursuant to the Stock Purchase Agreement, LMC Health Plans stockholders received $355.00 in cash at the consummation of the acquisition. This was partially funded through borrowings of $300.0 million under a new credit facility. The net reduction in cash and cash equivalents of $68.6 million is composed of the following estimated items (dollars in millions):

Cash consideration to LMC Health Plan stockholders of $355.0 million for 100% of all the outstanding shares of LMC Health Plans	$(355.0)
Cash transaction costs for transaction costs and financing fees	(13.6)

Subtotal	(368.6)
New borrowings to partially fund the acquisition (see Note 5)	300.0

Net reduction in cash and equivalents related to the acquisition transaction	$(68.6)

2)	Pro forma adjustment to goodwill and other intangible assets of $402.6 million is a result of the excess of purchase price over LMC Health Plans’ net assets, which are assumed to equal fair value for pro forma purposes, and other purchase accounting adjustments. The purchase price is assumed to be $358.0 million.

The calculation of purchase price and goodwill and other intangible assets is estimated as follows (dollars in millions):

CASH CONSIDERATION
Cash to be paid to LMC Health Plans stockholders	$355.0
Estimated transaction costs	3.0

Estimated purchase price	$358.0

The estimated purchase price of $358.0 million has been preliminarily allocated to acquired tangible and intangible assets and liabilities based upon their estimated fair values as of June 30, 2007 as detailed below (in millions):

Estimated purchase price	$358.0
LMC Health Plans net tangible assets — June 30, 2007	20.7

Total excess purchase price	$337.3
Estimated finite-lived intangible assets (as described in Note 3)	(169.3)
Deferred tax liability for finite-lived intangible assets (as described in Note 6)	65.3

Estimated goodwill	$233.3

3)	Finite lived intangible assets relating to the LMC Health Plans acquisition have been estimated at approximately $169.3 million, consisting of the provider network and the Medicare member network. The estimated weighted average useful life is approximately 14.25 years and the estimated annual amortization expense is approximately $12.0 million.

4)	Represents deferred financing costs associated with borrowings to finance the acquisition.

5)	Reflects the addition of $300.0 of borrowings under the new senior secured credit facilities (described in the introduction to this audited pro forma) to partially fund the acquisition LMC Health Plans. Of this amount, $15.0 million is due within twelve months from the date of borrowing and is considered a current liability. The balance of $285.0 million in borrowings is shown as a long-term liability.

6)	Reflects $65.3 million related to the recognition of deferred tax liabilities associated with the estimated identifiable intangible assets of $169.3 million as described in Note 3 above.

7)	Represents the elimination of LMC Health Plans equity accounts.

8)	Represents the reclassification of HealthSpring, Inc.’s income taxes payable amounts from other payables to income taxes payable for pro forma presentation purposes.

9)	Represents the write-off of unamortized deferred debt issue costs associated with HealthSpring, Inc.’s old credit facility which terminated effective with entering into the new credit facilities (see Note 5 above).

10)	Represents the use of cash of $68.6 million to finance the transaction (see note 1). The cash requirements are assumed to come from available (unrestricted) cash on hand. The effective interest rate yield used for the foregone interest income is 5.0% based upon estimated current interest rates on HealthSpring’s cash and cash equivalents accounts. The foregone interest income is estimated at $3.4 million for the year ended December 31, 2006 and $1.7 million for the six months ended June 30, 2007.

11)	Represents the estimated interest expense associated with borrowing $300.0 million of variable rate debt to be paid as part of the acquisition consideration (see note 1) with effective interest rates of 7.7% at the date of issuance for the year ended December 31, 2006 and for the six months ended June 30, 2007 (based on LIBOR plus 2.5%). The cost of the unused portion of the revolving credit facility is 0.5%. The associated interest expense for the borrowings described above is estimated at $25.6 million for the year ended December 31, 2006 and $12.8 million for the six months ended June 30, 2007. A 1/8 percentage point change in the LIBOR rate would result in an adjustment to income before income taxes of $0.4 million on an annual basis.

12)	Represents the pro forma tax effect of the pro forma adjustments based upon the estimated income tax rate of 38.6%.

13)	The 2,666,667 shares of contingent consideration will be excluded from the computation of basic and diluted earnings per share until such time that all conditions for their release from escrow have been satisfied. As a result, the shares are excluded from the computation of basic and diluted earnings per share in the unaudited pro forma income statement.